UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	August 30, 2006

HOMEBANC CORP.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia		30319
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, including area code:	(404) 459-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective August 30, 2006, the Board of Directors of HomeBanc Corp. (the “Company”) approved and adopted the Second Amendment (the “401(k) Plan Amendment”) to the HomeBanc Mortgage Corporation 401(k) Retirement Plan, as amended and restated effective April 1, 2005 (as amended, the “401(k) Plan”). The 401(k) Plan Amendment:

•

expressly permits associates who are participants in the 401(k) Plan but leave the Company to become employees of a joint venture established by the Company to transfer their 401(k) Plan account balances to a similar plan established by the joint venture;

•	updates certain technical provisions; and

•

provides that senior officers of the Company may approve and adopt amendments to the 401(k) Plan unless such amendments (x) are expressly required by law to be approved by the Board or (y) will materially increase the costs associated with the 401(k) Plan.

A copy of the 401(k) Plan Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Second Amendment to the HomeBanc Mortgage Corporation 401(k) Retirement Plan, dated August 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 5, 2006

HOMEBANC CORP.

		By:	/s/ ALANA L. GRIFFIN
		Name:	Alana L. Griffin
		Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to the HomeBanc Mortgage Corporation 401(k) Retirement Plan, dated August 30, 2006.